Exhibit 23.2

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

         We  hereby   consent  to  the   incorporation   by  reference  in  this
Registration Statement filed as Form S-3/A on Form S-2 (Registration No. 333-30130) of our report dated March 9, 1999, except as to Note 7, which is as of September 14, 1999, relating to the financial statements, which appears in Accent Color Sciences, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1998.

         We also consent to the reference to us under the heading "Experts" in such Registration Statement.

         /s/
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PricewaterhouseCoopers LLP
Hartford, CT
February 24, 2000